UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2005

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Change in Directors or Principal Officers.

Effective February 22, 2005, the Board of Directors of Westaff, Inc. (the “Company”) appointed Richard M. Sugerman as the Company’s Vice President and Controller.  Mr. Sugerman is 52 years old.  Mr. Sugerman was previously employed by DSW & Associates, Inc. in Hayward, California, as Corporate Controller and Secretary, from September 2002 to February 2005.  From January 2001 to September 2002, Mr. Sugerman was Corporate Controller and Secretary of Loquendo, Inc. in San Francisco, California.  Prior to that he was Vice President of Finance and Administration at Stellarnet, Inc. in Walnut Creek, California, from March 2000 to December 2000, and Executive Vice President, Finance Director at Snyder Healthcare Communications Worldwide in Stamford, Connecticut, from December 1998 to March 2000.

Mr. Sugerman is a certified public accountant in the State of Connecticut.

Mr. Sugerman is employed by Westaff Support, Inc. at a beginning salary of $150,000.  His employment is terminable at will.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer
Date: February 24, 2005